EXHIBIT 10.12

303-362-6241

SUPERIOR TRAFFIC CONTROLS, INC.
PLAN OF LIQUIDATION

The following Plan of Partial Liquidation, hereinafter called the "Plan," of Superior Traffic Controls, Inc., hereinafter called "STC," a Nevada corporation, is intended to accomplish the liquidation of certain shares of Safe Lane Systems, Inc. which is deemed expedient and for the best interests of STC shareholders:

Witnesseth: Whereas, STC is a Nevada corporation, and part of its Plan of Partial Liquidation is sublicensing certain intellectual property ("I.P.") for which it will receive up to 30,000,000 Class B Preferred Convertible Non Voting shares of Safe Lane Systems, Inc., which it intends to distribute, to its shareholders, pro rata in partial liquidation through a Trustee for this Plan to the Shareholders as shown on the attached Exhibit A;

Whereas, Shareholders are entitled to compensation for the IP to the assets being licensed, which will require substantial additional capital and marketing, and the Board has agreed to accept up to 30 million Class B Preferred Convertible Shares of Safe Lane Systems, Inc. and to convert same to common stock of Safe Lane Systems, Inc. and distribute, upon registration, such common shares in liquidation of the corporation's assets in the manner and upon the terms and conditions hereinafter set forth.

Whereas, STC and its Board of Directors wish to, and by this document hereby, establish a Trust to hold the Class B Preferred Convertible Non Voting shares of Safe Lane Systems, Inc. for the benefit of the shareholders of STC under this Plan of Liquidation.

Now, therefore, in consideration of the premises and the mutual covenants and agreements set forth, the parties agree as follows:

1. *Approval of Plan.* This Plan shall become effective upon the approval and adoption thereof by the affirmative vote of a majority of the shareholders of STC having voting power in a shareholders' meeting to be held on statutorily required Notice or, if allowed under Nevada Revised Statutes, by written consent of a majority of such shareholders.

2. *Appointment of Liquidating Trustee.* The Board of Directors of STC hereby appointsJeff Huittas Liquidating Trustee for the purpose of liquidating the assets deposited in trust under the Plan and is hereby given full power and authority to settle and compromise any claims by or against said company and to engage attorneys for the prosecution or defense of any actions or proceedings by or

against the company and to incur any pay out of the company's funds for all expenses, costs, and fees in connection therewith. The President of STC is appointed agent and attorney in fact and shall sign documents for the Board based upon a Board resolution approving the action.

3. *Distribution of Assets*. The Trustee shall:

   A. Hold the Class B Preferred Convertible Non Voting shares of Safe Lane Systems, Inc. (SLS), in Trust for distribution (and resale by distributees) upon Registration of the underlying common stock of SLS with the Securities Exchange Commission, on Form S-1

   B. From the conversion of the Class B Preferred Convertible on Non Voting Stock of SLS, make to STC stockholders, as shown on Exhibit A, pro rata, a distribution of common stock of SLS received in consideration for the License of STC's I.P. to SLS, subject to Registration for distribution and resale prior to Distribution.

4. *Trustee Rights and Powers*. Trustee shall succeed to and hold all of the right, title, and interest of STC Shareholders, as shown on Exhibit A, in the 30,000,000 shares of Class B Preferred Convertible Non Voting Stock of Safe Lane Systems, Inc. and shall have the Rights and Powers contained hereinafter

   A. To make all distribution to such stockholders of STC listed on Exhibit A subject to Registration of the common shares of SLS underlying the automatic conversion of the Class B Preferred Convertible Non Voting stock to common Stock.

   B. To hold the specific assets of STC referred to above, with the right to prosecute or defend litigation (in the name of STC or the Trust), and such trustee shall distribute to the stockholders of STC pro rata the registered common shares of Safe Lane Systems upon Registration and conversion, retaining only such incidents of ownership as are necessary to collect, liquidate, or otherwise distribute as soon as it is practicable to do so. From and after the date of the appointment of such Trustee, STC shall have no interest in any manner in and to such assets, and, thereafter, all of such assets, shall be held solely for the benefit of the stockholders of STC, listed on Exhibit A.

5. *Compensation of Liquidating Trustee*. The Liquidating Trustee shall be entitled to compensation in connection with said liquidation as to all matters as set forth herein, in the amount of $10,000, $2,500 herewith, and $7,500 upon distribution, which has been agreed to be paid by SLS. In addition, trustee shall receive

500,000 shares of the Class B Preferred Convertible Non Voting Stock, for compensation, and in the event that the trust must distribute more shares due to any accounting errors, then in such event the shares issued under this section 5 shall be subject to transfer to settle any claims of the unallocated shareholders of STC, in the trustees sole discretion, subject to the registration requirements hereincontained.

6. *Expenses*. All expenses of registration, and distribution shall be paid by SLS, including Trustees fee.

7. *Indemnification*. Trustee is hereby indemnified from any and all liability arising under this Agreement or the execution hereunder, except for theft, embezzlement, negligence, or self-dealing.

8. *Authority*. Trustee is specifically authorized:

To hire attorneys and accountants at the sole expense of the Trust to carry out purposes of the Trust and prosecution and defenses of actions involving the trust.

To purchase insurance with Trustee as insured for fidelity and indemnity, including defense costs.

To provide an accounting of Trust and issue 1099 Misc reports as required, and upon distribution.

To distribute the common shares of Safe Lane Systems, Inc. to the shareholders shown on Exhibit A pro rata upon conversion after Registration with the SEC on Form S-1 on the terms and conditions as contained in the Registration Rights and Privileges for the Class B Preferred Convertible Non Voting stock of Safe Lane Systems, Inc.

Further Instruments Power of Attorney. STC hereby grants Trustee its Power of Attorney to execute any and all further documents as may be required or necessary and in such manner as to carry into effect the provisions of this Agreement or to confirm or ratify any act or steps heretofore taken or that may hereafter be taken in connection with the Plan of Partial Liquidation.

1. *Successors*. This Agreement shall bind and inure to the benefit of their respective heirs, legal representatives, executors, and administrators.

13. *Modification*. This Agreement may be modified or amended only by a writing signed by both the Company and Trustee.

14. *Governing Law*. The laws of Colorado will govern the validity, construction, and performance of this Agreement. Any legal proceeding related to this Agreement will be brought in an appropriate Colorado court, and both the Company and Trustee hereby consent to the exclusive jurisdiction of that court for this purpose.

15. *Construction*. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

16. *Waivers*. No failure or delay by either the Company or Trustee in exercising any right or remedy under this Agreement will waive any provision of the Agreement, nor will any single or partial exercise by either the Company or Trustee of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

16. *Captions*. The headings in this Agreement are for convenience only and shall o not affect the interpretation of the terms of this Agreement.

17. *Entire Agreement*. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings, and understandings between the parties concerning the matters in this Agreement.

19. *Notices*. All notices and other communications required or permitted under this Agreement shall be in writing and sent by registered first-class mail, postage prepaid, and shall be effective five days after mailing to the addresses stated below. These addresses may be changed at any time by like notice.

Witness the hands and seals of the parties this 19th day of August, 2014.

SUPERIOR TRAFFIC CONTROLS, INC.

By: [signature] (Jeff Greenay)

Trustee: Jeff Huitt

[signature] Jeff Huitt